EX-99.906CERT

CERTIFICATION

Kenneth Scott Canon, President and Jay Thompson, Treasurer & Chief Financial Officer of Spend Life Wisely Funds Investment Trust (the “Registrant”), do certify to the best of their knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer)

Treasurer and Chief Financial Officer

Spend Life Wisely Funds Investment Trust

Spend Life Wisely Funds Investment Trust

/s/ Kenneth Scott Canon

/s/ Jay Thompson

Kenneth Scott Canon

Jay Thompson

Date: October 2, 2025

Date: October 2, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Spend Life Wisely Funds Investment Trust and will be retained by Spend Life Wisely Funds Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.